Exhibit 99.1

Press Release

CONTACT:

Jon Kathol

Vice President, Investor Relations

Tel:813-313-1732

investorrelations@primowater.com

PRIMO WATER CORPORATION ANNOUNCES FIRST QUARTER

2021 RESULTS

First quarter financial results ahead of expectations, Company raises full year Adjusted

EBITDA guidance $10 million to between $380 million and $390 million

TAMPA, FL – May 6, 2021 – Primo Water Corporation (NYSE:PRMW; TSX:PRMW) (the “Company” or “Primo”), a leading provider of water direct to consumers and water filtration services in North America and Europe as well as a leading provider of water dispensers, purified and spring bottled water, and self-service refill drinking water in the U.S. and Canada, today announced its results for the first quarter ended April 3, 2021.

(Unless stated otherwise, all first quarter 2021 comparisons are relative to the first quarter of 2020; all information is in U.S. dollars.)

FIRST QUARTER HIGHLIGHTS

●	Revenue increased 1% to $478 million compared to $474 million.

●

Reported net loss and net loss per diluted share were $10 million and $0.06, respectively, compared to reported net loss and net loss per diluted share of $27 million and $0.19, respectively. Adjusted net income and adjusted net income per diluted share were $9 million and $0.06, respectively, compared to adjusted net income and adjusted net income per diluted share of $11 million and $0.08, respectively.

●	Adjusted EBITDA increased 8% to $76 million compared to $70 million and adjusted EBITDA margin increased by 110 basis points to 15.9%.

●	Company reiterates expectation for 5% revenue growth in 2021, plus growth from tuck-in M&A. Outlook for Adjusted EBITDA raised $10 million to between $380 million and $390 million.

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	For the Three Months Ended
(in millions of U.S. dollars, except per share amounts, percentages and bps)	April 3, 2021	March 28, 2020	Y/Y Change

Revenue, net	$478.4	$474.2	1%

Net loss	$(10.2)	$(27.4)	$17.2

Net loss per diluted share	$(0.06)	$(0.19)	$0.13

Adjusted net income	$9.3	$11.4	$(2.1)

Adjusted net income per diluted share	$0.06	$0.08	$(0.02)

Adjusted EBITDA	$76.2	$70.4	8%

Adjusted EBITDA margin %	15.9%	14.8%	110bps

“Our first quarter results came in ahead of our expectations and position us well for the balance of 2021,” said Tom Harrington, Primo’s Chief Executive Officer. “Our strong results are impressive given we were cycling the effects of pantry-loading that we experienced during the early days of the pandemic. Our positive momentum heading into the second quarter, coupled with our progress against our key strategic initiatives, support our decision to increase our full year Adjusted EBITDA outlook $10 million to between $380 million and $390 million.”

OUTLOOK

Primo is targeting the following results from continuing operations for the second quarter and full year 2021:

	Q2 2021		FY 2021
	Range		Range
($ in millions)	Low	High	Low	High
Revenue	$490	$510	+ ~5%

Adjusted EBITDA	$90	$95	$380	$390

Cash Taxes	-		~ $15

Interest	-		~ $68

CapEx	-		~ $135

FIRST QUARTER 2021 RESULTS  CONFERENCE CALL

Primo Water Corporation will host a conference call today, May 6, 2021, at 10:00 a.m. ET, to discuss first quarter results, which can be accessed as follows:

North America: (888) 231-8191

International: (647) 427-7450

Conference ID: 2174707

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A slide presentation and live audio webcast will be available through Primo’s website at https://www.primowatercorp.com. The earnings conference call will be recorded and archived for playback on the investor relations section of the website for a period of two weeks following the event.

FIRST QUARTER GLOBAL PERFORMANCE – CONTINUING OPERATIONS

●

Revenue increased 1% to $478 million compared to $474 million (decreased by 1% excluding the impact of foreign exchange). The increase is due primarily to the benefit of a full period from the legacy Primo acquisition and increased demand for products and services from residential customers, partially offset by lower revenue from coffee services and the Water Direct commercial customer base. Revenue growth by channel is tabulated below:

	For the Three Months Ended
(in millions of U.S. dollars)	April 3, 2021	March 28, 2020	Change	%Change

Revenue, net

Water Direct/Water Exchange	$287.6	$295.2	$(7.6)	-3%

Water Refill/Water Filtration	53.0	30.8	22.2	72%

Other Water	56.3	55.4	0.9	2%

Water Dispensers	15.0	5.9	9.1	154%

Other	66.5	86.9	(20.4)	-23%

Revenue, net as reported	$478.4	$474.2	$4.2	1%

Foreign exchange impact	(8.1)	-	(8.1)	n/a

Revenue excluding foreign exchange impact	$470.3	$474.2	$(3.9)	-1%

●	Gross profit decreased 3% to $265 million compared to $273 million. Gross margin was 55.3% compared to 57.6%, due to lower volume driving higher per unit cost of sales.

●

SG&A expenses decreased 3% to $248 million compared to $255 million. The decrease was driven by lower SG&A resulting from cost reduction initiatives implemented in response to COVID 19 and synergy capture, partially offset by the addition of the legacy Primo business.

●

Reported net loss and net loss per diluted share were $10 million and $0.06, respectively, compared to reported net loss and net loss per diluted share of $27 million and $0.19, respectively. Adjusted net income and adjusted net income per diluted share were $9 million and $0.06, respectively, compared to adjusted net

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income and adjusted net income per diluted share of $11 million and $0.08, respectively.

●

Adjusted EBITDA increased 8% to $76 million compared to $70 million. The increase was driven primarily by increased demand for products and services from residential customers, continued operating leverage improvement, the legacy Primo acquisition and synergy realization. Adjusted EBITDA margin increased by 110 basis points to 15.9%.

●

Net cash provided by operating activities of $29 million, less $27 million of capital expenditures, resulted in $2 million of free cash flow, or $8 million of adjusted free cash flow (adjusting for the items set forth on Exhibit 7), compared to adjusted free cash flow of ($5) million in the prior year.

FIRST QUARTER REPORTING SEGMENT PERFORMANCE – CONTINUING OPERATIONS

North America

●

Revenue increased 4% to $366 million driven by the benefit of a full period from the legacy Primo acquisition and increased demand for products and services from residential customers, partially offset by lower revenue from our Water Direct commercial customer base and coffee services.

	For the Three Months Ended
(in millions of U.S. dollars)	April 3, 2021	March 28, 2020	Change	%Change

Revenue, net

Water Direct/Water Exchange	$238.8	$237.4	$1.4	1%

Water Refill/Water Filtration	45.1	23.7	21.4	90%

Other Water	40.9	42.2	(1.3)	-3%

Water Dispensers	15.0	5.9	9.1	154%

Other	25.7	41.5	(15.8)	-38%

Revenue, net as reported	$365.5	$350.7	$14.8	4%

Foreign exchange impact	(0.9)	-	(0.9)	n/a

Revenue excluding foreign exchange impact	$364.6	$350.7	$13.9	4%

Rest of World (“ROW”)

●	Revenue decreased 9% to $113 million driven by lower revenue in our commercial Water Direct customer base and coffee services.

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	For the Three Months Ended
(in millions of U.S. dollars)	April 3, 2021	March 28, 2020	Change	%Change
Revenue, net

Water Direct/Water Exchange	$48.8	$57.8	$(9.0)	-16%

Water Refill/Water Filtration	7.9	7.1	0.8	11%

Other Water	15.4	13.2	2.2	17%

Other	40.8	45.4	(4.6)	-10%

Revenue, net as reported	$112.9	$123.5	$(10.6)	-9%

Foreign exchange impact	(7.2)	-	(7.2)	n/a

Revenue excluding foreign exchange impact	$105.7	$123.5	$(17.8)	-14%

ABOUT PRIMO WATER CORPORATION

Primo Water Corporation is a leading pure-play water solutions provider in North America, Europe and Israel and generates approximately $2.0 billion in annual revenue. Primo operates largely under a recurring razor/razorblade revenue model. The razor in Primo’s revenue model is its industry leading line-up of sleek and innovative water dispensers, which are sold through major retailers and online at various price points or leased to customers. The dispensers help increase household penetration which drives recurring purchases of Primo’s razorblade offering. Primo’s razorblade offering is comprised of Water Direct, Water Exchange, and Water Refill. Through its Water Direct business, Primo delivers sustainable hydration solutions across its 21-country footprint direct to the customer’s door, whether at home or to commercial businesses. Through its Water Exchange and Water Refill businesses, Primo offers pre-filled and reusable containers at over 13,000 locations and water refill units at approximately 22,000 locations, respectively. Primo also offers water filtration units across its 21-country footprint representing a top five position.

Primo’s water solutions expand consumer access to purified, spring, and mineral water to promote a healthier, more sustainable lifestyle while simultaneously reducing plastic waste and pollution. Primo is committed to its water stewardship standards and is proud to partner with the International Bottled Water Association (IBWA) in North America as well as with Watercoolers Europe (WE), which ensure strict adherence to safety, quality, sanitation and regulatory standards for the benefit of consumer protection.

Primo is headquartered in Tampa, Florida (USA). For more information, visit www.primowatercorp.com.

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Non-GAAP Measures

To supplement its reporting of financial measures determined in accordance with GAAP, Primo utilizes certain non-GAAP financial measures. Primo excludes from GAAP revenue the impact of foreign exchange to separate its impact from Primo’s results of operations. Primo utilizes adjusted net income (loss), adjusted net income (loss) per diluted share, and adjusted EBITDA to separate the impact of certain items from the underlying business. Because Primo uses these adjusted financial results in the management of its business, management believes this supplemental information is useful to investors for their independent evaluation and understanding of Primo’s underlying business performance and the performance of its management. Additionally, Primo supplements its reporting of net cash provided by (used in) operating activities from continuing operations determined in accordance with GAAP by excluding additions to property, plant and equipment to present free cash flow, and by excluding the items identified on the exhibits hereto to present adjusted free cash flow, which management believes provides useful information to investors in assessing our performance, comparing our performance to the performance of our peer group and assessing our ability to service debt and finance strategic opportunities, which include investing in our business, making strategic acquisitions, paying dividends, repurchasing common shares and strengthening the balance sheet. With respect to our expectations of performance of Primo, our reconciliations of Q2 2021 and full year 2021 estimated adjusted EBITDA are not available, as we are unable to quantify certain amounts to the degree of precision that would be required in the relevant GAAP measures without unreasonable effort. These items include taxes, interest costs that would occur if the company issued debt, and costs to acquire and or sell a business if the company executed such transactions, which could significantly affect our financial results. These items depend on highly variable factors and any such reconciliations would imply a degree of precision that would be confusing or misleading to investors. We expect the variability of these factors to have a significant, and potentially unpredictable, impact on our future GAAP financial results. The non-GAAP financial measures described above are in addition to, and not meant to be considered superior to, or a substitute for, Primo’s financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this earnings announcement reflect management’s judgment of particular items, and may be different from, and therefore may not be comparable to, similarly titled measures reported by other companies.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 conveying management’s expectations as to the future based on plans, estimates and projections at the time Primo makes the statements. Forward-looking statements involve inherent risks and uncertainties and Primo cautions you that several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. The forward-looking statements contained in this press release include, but are not limited to, statements related to future financial and operating trends and results (including Primo’s outlook on second quarter 2021 revenue and adjusted EBITDA) and related matters. The forward-looking statements are based on assumptions regarding

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management’s current plans and estimates. Management believes these assumptions to be reasonable, but there is no assurance that they will prove to be accurate.

Factors that could cause actual results to differ materially from those described in this press release include, among others: the impact of the spread of COVID-19, related government actions and our strategy in response thereto on our business, financial condition and results of operations; our ability to compete successfully in the markets in which we operate; fluctuations in commodity prices and our ability to pass on increased costs to our customers or hedge against such rising costs, and the impact of those increased prices on our volumes; our ability to maintain favorable arrangements and relationships with our suppliers; our ability to manage our operations successfully; currency fluctuations that adversely affect the exchange between the U.S. dollar and the British pound sterling, the exchange between the Euro, the Canadian dollar and other currencies and the exchange between the British pound sterling and the Euro; the impact on our financial results from uncertainty in the financial markets and other adverse changes in general economic conditions; any disruption to production at our manufacturing facilities; our ability to maintain access to our water sources; our ability to protect our intellectual property; the seasonal nature of our business and the effect of adverse weather conditions; the impact of national, regional and global events, including those of a political, economic, business and competitive nature; our ability to fully realize the potential benefit of transactions or other strategic opportunities that we pursue; our ability to realize cost synergies of our acquisitions due to integration difficulties and other challenges; our limited indemnification rights in connection with the legacy Primo acquisition; our exposure to intangible asset risk; our ability to meet our obligations under our debt agreements, and risks of further increases to our indebtedness; our ability to maintain compliance with the covenants and conditions under our debt agreements; fluctuations in interest rates, which could increase our borrowing costs; the incurrence of substantial indebtedness to finance our acquisitions; our ability to recruit, retain and integrate new management; our ability to renew our collective bargaining agreements on satisfactory terms; compliance with product health and safety standards; liability for injury or illness caused by the consumption of contaminated products; liability and damage to our reputation as a result of litigation or legal proceedings; changes in the legal and regulatory environment in which we operate; our ability to adequately address the challenges and risks associated with our international operations and address difficulties in complying with laws and regulations including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010; increased tax liabilities in the various jurisdictions in which we operate; disruptions in our information systems; our ability to securely maintain our customers’ confidential or credit card information, or other private data relating to our employees or our company; our ability to maintain our quarterly dividend; or credit rating changes.

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The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in Primo’s Annual Report on Form 10-K and its quarterly reports on Form 10-Q, as well as other filings with the securities commissions. Primo does not undertake to update or revise any of these statements considering new information or future events, except as expressly required by applicable law.

Website: www.primowatercorp.com

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PRIMO WATER CORPORATION	EXHIBIT 1

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions of U.S. dollars, except share and per share amounts, U.S. GAAP)

Unaudited

	For the Three Months Ended
	April 3, 2021	March 28, 2020

Revenue, net	$478.4	$474.2

Cost of sales	213.9	200.9

Gross profit	264.5	273.3

Selling, general and administrative expenses	248.0	255.1

Loss on disposal of property, plant and equipment, net	2.1	1.4

Acquisition and integration expenses	1.3	20.8

Operating income (loss)	13.1	(4.0)

Other (income) expense, net	(0.4)	7.0

Interest expense, net	19.0	19.7

Loss from continuing operations before income taxes	(5.5)	(30.7)

Income tax expense (benefit)	4.7	(3.3)

Net loss from continuing operations	$(10.2)	$(27.4)

Net income from discontinued operations, net of income taxes	—	30.9

Net (loss) income	$(10.2)	$3.5

Net (loss) income per common share

Basic:

Continuing operations	$(0.06)	$(0.19)

Discontinued operations	$—	$0.22

Net (loss) income	$(0.06)	$0.02

Diluted:

Continuing operations	$(0.06)	$(0.19)

Discontinued operations	$—	$0.22

Net (loss) income	$(0.06)	$0.02

Weighted average common shares outstanding (in thousands)

Basic	160,634	141,139

Diluted	160,634	141,139

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PRIMO WATER CORPORATION	EXHIBIT 2

CONSOLIDATED BALANCE SHEETS

(in millions of U.S. dollars, except share amounts, U.S. GAAP)

Unaudited

	April 3, 2021	January 2, 2021
ASSETS
Current assets
Cash and cash equivalents	$102.2	$115.1
Accounts receivable, net of allowance of $22.3 ($20.7 as of January 2, 2021)	230.8	222.3
Inventories	79.9	83.8
Prepaid expenses and other current assets	22.7	21.3

Total current assets	435.6	442.5
Property, plant and equipment, net	676.0	685.6
Operating lease right-of-use-assets	176.4	180.6
Goodwill	1,276.8	1,284.3
Intangible assets, net	969.5	987.6
Other long-term assets, net	24.1	24.1

Total assets	$3,558.4	$3,604.7

LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings	$115.5	$107.7
Current maturities of long-term debt	15.2	17.9
Accounts payable and accrued liabilities	370.0	387.7
Current operating lease obligations	36.1	35.5

Total current liabilities	536.8	548.8
Long-term debt	1,321.0	1,345.1
Operating lease obligations	143.3	148.0
Deferred tax liabilities	152.3	148.1
Other long-term liabilities	68.3	67.8

Total liabilities	2,221.7	2,257.8
Shareholders’ Equity
Common shares, no par value - 160,818,184 (January 2, 2021 - 160,406,464) shares issued	1,274.2	1,268.0
Additional paid-in-capital	81.6	84.5
Retained earnings	61.1	81.1
Accumulated other comprehensive loss	(80.2)	(86.7)

Total shareholders’ equity	1,336.7	1,346.9

Total liabilities and shareholders’ equity	$3,558.4	$3,604.7

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PRIMO WATER CORPORATION	EXHIBIT 3

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions of U.S. dollars, U.S. GAAP)

Unaudited

	For the Three Months Ended
	April 3, 2021	March 28, 2020
Cash flows from operating activities of continuing operations:
Net (loss) income	$(10.2)	$3.5
Net income from discontinued operations, net of income taxes	—	30.9

Net loss from continuing operations	$(10.2)	$(27.4)
Adjustments to reconcile net loss from continuing operations to cash flows from operating activities:
Depreciation and amortization	53.1	45.0
Amortization of financing fees	0.8	0.9
Share-based compensation expense	2.4	2.4
Expense (benefit) for deferred income taxes	3.6	(3.5)
Loss on disposal of property, plant and equipment, net	2.1	1.4
Other non-cash items	0.2	6.0
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(9.7)	(28.9)
Inventories	3.2	(0.6)
Prepaid expenses and other current assets	(2.2)	(1.5)
Other assets	0.1	0.7
Accounts payable and accrued liabilities and other liabilities	(14.7)	10.2

Net cash provided by operating activities from continuing operations	28.7	4.7

Cash flows from investing activities of continuing operations:
Acquisitions, net of cash received	—	(422.6)
Additions to property, plant and equipment	(27.0)	(34.9)
Additions to intangible assets	(2.3)	(3.0)
Proceeds from sale of property, plant and equipment	0.1	0.3

Net cash used in investing activities from continuing operations	(29.2)	(460.2)

Cash flows from financing activities of continuing operations:
Payments of long-term debt	(3.4)	(2.7)
Proceeds from short-term borrowings	—	135.9
Payments on short-term borrowings	—	(109.9)
Issuance of common shares	1.0	0.6
Common shares repurchased and canceled	(3.1)	(31.9)
Financing fees	(0.7)	(2.5)
Equity issuance fees	—	(1.1)
Dividends paid to common shareholders	(9.7)	(9.8)
Payment of deferred consideration for acquisitions	(1.7)	(0.2)
Other financing activities	5.2	8.8

Net cash used in financing activities from continuing operations	(12.4)	(12.8)

Cash flows from discontinued operations:
Operating activities of discontinued operations	0.8	(17.3)
Investing activities of discontinued operations	—	394.5
Financing activities of discontinued operations	—	(0.1)

Net cash provided by discontinued operations	0.8	377.1

Effect of exchange rate changes on cash	(0.8)	(2.1)

Net decrease in cash, cash equivalents and restricted cash	(12.9)	(93.3)
Cash and cash equivalents and restricted cash, beginning of period	115.1	205.5

Cash and cash equivalents and restricted cash, end of period	$102.2	$112.2

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PRIMO WATER CORPORATION	EXHIBIT 4

SEGMENT INFORMATION

(in millions of U.S. dollars, except percentage amounts, U.S. GAAP)

Unaudited

	For the Three Months Ended April 3, 2021
	North America	Rest of World	All Other	Total
Revenue, net

Water Direct/Water Exchange	$238.8	$48.8	$—	$287.6

Water Refill/Water Filtration	45.1	7.9	—	53.0

Other Water	40.9	15.4	—	56.3

Water Dispensers	15.0	—	—	15.0

Other	25.7	40.8	—	66.5

Total	$365.5	$112.9	$—	$478.4

Gross profit	$204.5	$60.0	$—	$264.5

Gross margin %	56.0%	53.1%	— %	55.3%

Selling, general and administrative expenses	$175.8	$63.3	$8.9	$248.0

SG&A % of revenue	48.1%	56.1%	— %	51.8%

Operating income (loss)	$26.1	$(3.6)	$(9.4)	$13.1

Depreciation and amortization	$37.8	$14.9	$0.4	$53.1

	For the Three Months Ended March 28, 2020
	North America	Rest of World	All Other	Total
Revenue, net

Water Direct/Water Exchange	$237.4	$57.8	$—	$295.2

Water Refill/Water Filtration	23.7	7.1	—	30.8

Other Water	42.2	13.2	—	55.4

Water Dispensers	5.9	—	—	5.9

Other	41.5	45.4	—	86.9

Total	$350.7	$123.5	$—	$474.2

Gross profit	$206.1	$67.2	$—	$273.3

Gross margin %	58.8%	54.4%	— %	57.6%

Selling, general and administrative expenses (a)	$177.8	$68.5	$8.8	$255.1

SG&A % of revenue	50.7%	55.5%	— %	53.8%

Operating income (loss) (a)	$23.1	$(2.4)	$(24.7)	$(4.0)

Depreciation and amortization	$30.6	$14.3	$0.1	$45.0

(a) We revised the allocation of information technology costs from the All Other category to our North America and Rest of World reporting segments to reflect how the Chief Executive Officer, who is our chief operating decision maker, measures the performance of our segments. As a result of the change, selling, general and administrative (“SG&A”) expenses for the prior period have been recast to increase SG&A expenses in our North America reporting segment by $0.6 million, increase SG&A expenses in our Rest of World reporting segment by $1.9 million, and decrease SG&A expenses in our All Other category by $2.5 million for the three months ended March 28, 2020. Operating income (loss) for our North America and Rest of World reporting segments as well as our All Other category, as applicable, reflect the aforementioned adjustments for the three months ended March 28, 2020.

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PRIMO WATER CORPORATION	EXHIBIT 5

SUPPLEMENTARY INFORMATION - NON-GAAP - ANALYSIS OF REVENUE AND GROSS PROFIT BY REPORTING SEGMENT

(in millions of U.S. dollars, except percentage amounts)

Unaudited

	For the Three Months Ended April 3, 2021
	North America	Rest of World	All Other	Primo

Change in revenue	$14.8	$(10.6)	$—	$4.2

Impact of foreign exchange (a)	$(0.9)	$(7.2)	$—	$(8.1)

Change excluding foreign exchange	$13.9	$(17.8)	$—	$(3.9)

Percentage change in revenue	4.2%	(8.6)%	—%	0.9%

Percentage change in revenue excluding foreign exchange	4.0%	(14.4)%	—%	(0.8)%

	For the Three Months Ended April 3, 2021

	North America	Rest of World	All Other	Primo

Change in gross profit	$(1.6)	$(7.2)	$—	$(8.8)

Impact of foreign exchange (a)	$(0.4)	$(3.8)	$—	$(4.2)

Change excluding foreign exchange	$(2.0)	$(11.0)	$—	$(13.0)

Percentage change in gross profit	(0.8)%	(10.7)%	— %	(3.2)%

Percentage change in gross profit excluding foreign exchange	(1.0)%	(16.4)%	— %	(4.8)%

(a) Impact of foreign exchange is the difference between the current period revenue and gross profit translated utilizing the current period average foreign exchange rates less the current period revenue and gross profit translated utilizing the prior period average foreign exchange rates.

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PRIMO WATER CORPORATION	EXHIBIT 6

SUPPLEMENTARY INFORMATION - NON-GAAP - EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION & AMORTIZATION

(EBITDA)

(in millions of U.S. dollars, except percentage amounts)

Unaudited

		For the Three Months Ended
		April 3, 2021	March 28, 2020

Net loss from continuing operations		$(10.2)	$(27.4)

Interest expense, net		19.0	19.7

Income tax expense (benefit)		4.7	(3.3)

Depreciation and amortization		53.1	45.0

EBITDA		$66.6	$34.0

Acquisition and integration costs (a)		1.3	20.8

Share-based compensation costs (b)		2.4	2.4

COVID-19 costs (c)		0.7	1.4

Foreign exchange and other (gains) losses, net (d)		(0.1)	6.3

Loss on disposal of property, plant and equipment, net (e)		2.1	1.4

Other adjustments, net (f)		3.2	4.1

Adjusted EBITDA		$76.2	$70.4

Revenue, net		$478.4	$474.2

Adjusted EBITDA margin %		15.9%	14.8%

		For the Three Months Ended
	Location in Consolidated Statements of Operations	April 3, 2021	March 28, 2020

		(Unaudited)

(a) Acquisition and integration costs	Acquisition and integration expenses	$1.3	$20.8

(b) Share-based compensation costs	Selling, general and administrative expenses	2.4	2.4

(c) COVID-19 costs	Selling, general and administrative expenses	0.7	1.4

(d) Foreign exchange and other (gains) losses, net	Other (income) expense, net	(0.1)	6.3

(e) Loss on disposal of property, plant and equipment, net	Loss on disposal of property, plant and equipment, net	2.1	1.4

(f) Other adjustments, net	Other (income) expense, net	(0.3)	0.7

	Selling, general and administrative expenses	3.5	3.2

	Cost of sales	—	0.2

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PRIMO WATER CORPORATION	EXHIBIT 7

SUPPLEMENTARY INFORMATION - NON-GAAP - FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

(in millions of U.S. dollars)

Unaudited

	For the Three Months Ended
	April 3, 2021	March 28, 2020

Net cash provided by operating activities from continuing operations	$28.7	$4.7

Less: Additions to property, plant, and equipment	(27.0)	(34.9)

Free Cash Flow	$1.7	$(30.2)

Plus:

Acquisition and integration cash costs	4.9	12.0

Transaction cash costs paid on behalf of acquiree	—	13.4

COVID-19 related cash costs	1.0	0.3

Deferred payroll tax related cash costs - government programs	0.4	—

Adjusted Free Cash Flow	$8.0	$(4.5)

Press Release

PRIMO WATER CORPORATION	EXHIBIT 8
SUPPLEMENTARY INFORMATION-NON-GAAP-ADJUSTED NET INCOME AND ADJUSTED EPS
(in millions of U.S. dollars, except share amounts)
Unaudited

	For the Three Months Ended

	April 3, 2021	March 28, 2020

Net loss from continuing operations (as reported)	$(10.2)	$(27.4)

Adjustments:

Amortization expense of customer lists	12.2	12.3

Acquisition and integration costs	1.3	20.8

Share-based compensation costs	2.4	2.4

COVID-19 costs	0.7	1.4

Foreign exchange and other (gains) losses, net	(0.1)	6.3

Other adjustments, net	3.2	4.1

Tax impact of adjustments (a)	(0.2)	(8.5)

Adjusted net income from continuing operations	$9.3	$11.4

Net loss from continuing operations	$(10.2)	$(27.4)

Basic EPS	$(0.06)	$(0.19)

Diluted EPS	$(0.06)	$(0.19)

Weighted average common shares outstanding (in thousands)
Basic	160,634	141,139

Diluted	160,634	141,139

Adjusted Earnings Per Share (Non-GAAP)

Adjusted net income from continuing operations (Non-GAAP)	$9.3	$11.4

Adjusted diluted EPS (Non-GAAP)	$0.06	$0.08

Diluted weighted average common shares outstanding (in thousands) (Non-GAAP) (b)	162,521	142,609

(a) The tax effect for adjusted net income is based upon an analysis of the statutory tax treatment and the applicable tax rate for the jurisdiction in which the pre-tax adjusting items incurred and for which realization of the resulting tax benefit (if any) is expected. A reduced or 0% tax rate is applied to jurisdictions where we do not expect to realize a tax benefit due to a history of operating losses or other factors resulting in a valuation allowance related to deferred tax assets.

(b) Includes the impact of dilutive securities of 1,887 and 1,470 for the three months ended April 3, 2021 and March 28, 2020, respectively. These dilutive securities were excluded from GAAP diluted weighted average common shares outstanding due to net loss from continuing operations reported in those periods.